                                                               EXHIBIT 2(a)(ii)

        ================================================================

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                     WILMINGTON LOW VOLATILITY FUND OF FUNDS

                           A DELAWARE STATUTORY TRUST

                           EFFECTIVE August 13, 2003

        ================================================================

                                TABLE OF CONTENTS

ARTICLE I Name and Definitions................................................................    1

    Section 1.1.      Name....................................................................    1
    Section 1.2.      Definitions.............................................................    1

ARTICLE II Purpose of the Fund................................................................    5

ARTICLE III Interests.........................................................................    5

    Section 3.1.      Interests...............................................................    5
    Section 3.2.      Classes.................................................................    6
    Section 3.3.      Designation of Series...................................................    7
    Section 3.4.      Ownership of Interests..................................................    9
    Section 3.5.      Investments in the Fund.................................................    9
    Section 3.6.      Status of Interests and Limitation of Personal Liability................    9
    Section 3.7.      Actions Affecting Series................................................    9
    Section 3.8.      Series Established as a Partnership.....................................   10

ARTICLE IV The Board of Trustees..............................................................   10

    Section 4.1.      Number..................................................................   10
    Section 4.2.      Election and Tenure.....................................................   10
    Section 4.3.      Effect of Death, Resignation, etc. of a Trustee.........................   10
    Section 4.4.      Trustee Compensation....................................................   10
    Section 4.5.      Indemnification and Limitation of Liability.............................   11
    Section 4.6.      Trustee's Good Faith Action, Expert Advice, No Bond or Surety...........   11
    Section 4.7.      Liability of Third Persons Dealing with Trustees........................   11
    Section 4.8.      Insurance...............................................................   11

ARTICLE V Power of the Trustees...............................................................   11

    Section 5.1.      Management of the Trust.................................................   11
    Section 5.2.      Action by Written Consent...............................................   12
    Section 5.3.      Powers of the Trustees..................................................   12
    Section 5.4.      Payment of Expenses by the Trust........................................   15
    Section 5.5.      Ownership of Assets of the Trust........................................   15
    Section 5.6.      Issuance and Repurchase of Interests....................................   15
    Section 5.7.      Power of Board of Trustees to Change Provisions Relating to Interests...   15

ARTICLE VI Service Contracts..................................................................   15

    Section 6.1.      Investment Adviser and Sub-Adviser......................................   15
    Section 6.2.      Principal Underwriter...................................................   16
    Section 6.3.      Other Service Contracts.................................................   16
    Section 6.4.      Validity of Contracts...................................................   16

ARTICLE VII Holders' Voting Powers and Meetings...............................................   17

    Section 7.1.      Voting Powers...........................................................   17
    Section 7.2.      Voting Power and Meetings...............................................   17
    Section 7.3.      Quorum and Required Vote................................................   17

    Section 7.4.      Action by Written Consent...............................................   17
    Section 7.5.      Record Dates............................................................   18

ARTICLE VIII Capital Accounts, Allocations and Tax Matters....................................   18

    Section 8.1.      Contributions to Capital................................................   18
    Section 8.2.      Rights of Holders to Capital............................................   18
    Section 8.3.      Capital Accounts........................................................   18
    Section 8.4.      Allocation of Net Profit and Net Loss...................................   19
    Section 8.5.      Incentive Allocation....................................................   20
    Section 8.6.      Allocation of Ongoing Offering Costs....................................   20
    Section 8.7.      Allocation of Organizational Expenses...................................   21
    Section 8.8.      Allocation of Certain Expenditures......................................   21
    Section 8.9.      Reserves................................................................   21
    Section 8.10.     Tax Allocations.........................................................   22
    Section 8.11.     Distributions...........................................................   22
    Section 8.12.     Withholding.............................................................   22
    Section 8.13.     Tax Matters Partner.....................................................   23
    Section 8.14.     Section 754 Election....................................................   24
    Section 8.15.     Filing of Returns.......................................................   24

ARTICLE IX Accounting, Valuation and Books and Records........................................   24

    Section 9.1.      Accounting and Reports..................................................   24
    Section 9.2.      Determinations by the Board of Trustees.................................   24
    Section 9.3.      Valuation of Assets.....................................................   24

ARTICLE X Redemptions, Repurchases and Transfers of Interests.................................   25

    Section 10.1.     Termination of Status of the Investment Adviser, etc....................   25
    Section 10.2.     Transfer of Interests of Holders........................................   25
    Section 10.3.     Transfer of Interests of Special Advisory Holder........................   26
    Section 10.4.     Repurchase of Interests.................................................   26

ARTICLE XI Termination and Merger.............................................................   29

    Section 11.1.     Termination of Fund or Series...........................................   29
    Section 11.2.     Liquidation of Assets...................................................   29
    Section 11.3.     Merger and Consolidation................................................   30

ARTICLE XII Miscellaneous.....................................................................   30

    Section 12.1.     Amendments..............................................................   30
    Section 12.2.     Filing of Copies........................................................   30
    Section 12.3.     References and Headings.................................................   30
    Section 12.4.     Applicable Law..........................................................   31
    Section 12.5.     Provisions in Conflict with Law or Regulations..........................   31
    Section 12.6.     Statutory Trust Only....................................................   31
    Section 12.7.     Counterparts............................................................   31

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                     WILMINGTON LOW VOLATILITY FUND OF FUNDS

                  This AGREEMENT AND DECLARATION OF TRUST of Wilmington Low Volatility Fund of Funds (the "FUND"), made as of this 13th day of August, 2003, by an among the individuals executing this Agreement and Declaration of Trust and each person who becomes a Holder in accordance with the terms hereinafter set forth.

                              W I T N E S S E T H:

                  The Fund was formed on August 13, 2003 (the "FILING DATE") as a statutory business trust under the laws of the State of Delaware by the filing of a Certificate of Trust (the "CERTIFICATE"), as amended from time to time.

                  The Trustees do hereby declare that all money and property contributed to the Fund hereunder shall be held and managed in trust under this Agreement and Declaration of Trust, as amended and restated, for the benefit of the Holders as set forth below.

                                   ARTICLE I

                              NAME AND DEFINITIONS

         Section 1.1. Name. This trust shall be known as "Wilmington Low Volatility Fund of Funds" and the Trustees shall conduct the business of the Fund under that name or any other name as they may from time to time determine.

         Section 1.2. Definitions. Capitalized terms used in this Agreement and not defined elsewhere herein shall have the following meanings set forth below. Word and references used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context may require. Whenever used herein, unless otherwise required by the context or specifically provided:

CAPITALIZED TERM           REFERS TO THE FOLLOWING DEFINITIONS

1940 Act The Investment Company Act of 1940, and the rules and regulations promulgated thereunder, each as amended from time to time. References herein to specific sections of the 1940 Act shall be deemed to include such rules and regulations as are applicable to such sections as determined by the Trustees or their designees.

Advisers Act               The Investment Advisers Act of 1940 and the rules,
                           regulations and orders thereunder, as amended from time to time, or any successor law.

Affiliate                  An affiliated person of a person as such term is
                           defined in the 1940 Act.

Agreement                  This Agreement and Declaration of Trust of the Fund,
                           as amended from time to time.

By-Laws                    By-Laws of the Fund as amended from time to time.

CAPITALIZED TERM           REFERS TO THE FOLLOWING DEFINITIONS

Capital Account            With respect to each Holder, shall mean the Capital
                           Account maintained on behalf of a Holder pursuant to
                           Section 8.3 hereof.

Capital Percentage         A percentage established for each member on the
                           Fund's books as of each relevant date. The sum of the Capital Percentages of all Holders on any given date shall equal 100%. For purposes of calculating the Capital Percentages of the Holders, the Special
                           Advisory Holders shall not be included in such calculation.

Closing Date               The first date on or as of which a Person acquires an
                           Interest in the Fund.

Code                       Internal Revenue Code of 1986, as amended

Commission                 The United States Securities and Exchange Commission.

Delaware Act               The Delaware Statutory Trust Act, 12 Del. C. Section
                           3801 et seq., as such Act may be amended from time to time.

Final Payment              Shall have the meaning set forth in Section 10.4(i).

Final Payment Date         Shall have the meaning set forth in Section 10.4(i).

Fiscal Period              A Fiscal Period will commence on the first day of
                           each Fiscal Year, and the prior Fiscal Period will end on the date immediately preceding such date of commencement of a new Fiscal Period.

Fiscal Year                The period commencing on the Closing Date and ending
                           on December 31, 2004, and thereafter each period commencing on January 1 of each year and ending on December 31 of each year (or on the date of a final distribution pursuant to Section 11.2 hereof), unless and until the Board of Trustees shall elect another fiscal year for the Fund.

Fund Managers              Portfolio managers for the Underlying Funds in which
                           the Fund invests.

Fund Property              Any and all property, real or personal, tangible or
                           intangible, which is owned or held by or for the account of the Fund, each and every asset of which shall be allocated and belong to a specific Series of the Fund to the exclusion of all other Series.

Guidance Guidance Capital, LLC, an Illinois limited liability company.

Holder A record owner of Interests of any Series of the Fund or class thereof.

Hurdle Rate                Shall have the meaning set forth in Section 8.4(b).

Incentive Allocation       Shall have the meaning set forth in Section 8.5.

Independent Trustee        Any Trustee who is not an "interested person" (as
                           such term is defined under the 1940 Act.

CAPITALIZED TERM           REFERS TO THE FOLLOWING DEFINITIONS

Interest The entire ownership interest in the Fund at any particular time of a Holder or Special Advisory Holder, or other person to whom an Interest of a Holder or portion thereof has been transferred pursuant to Section 10.2 hereof, including the rights and obligations of such Holder or other person under this Agreement and the Delaware Act.

Interested Person          Shall have the meaning set forth in Section 2(a)(19)
                           of the 1940 Act.

Investment Adviser         Any Person furnishing services to the Fund pursuant
                           to any contract described in Section 6.1(a) hereof.
                           As of the date of this Agreement, the Fund has designated RSMC as the Fund's Investment Adviser pursuant to an Investment Advisory Agreement.

Loss Carryforward          Shall have the meaning set forth in Section 8.5(b).

Net Assets                 The total value of all assets of the Fund, less an
                           amount equal to all accrued debts, liabilities and obligations of the Fund, calculated before giving effect to any repurchases of Interests

Net Profit or Net Loss     The amount by which the Net Assets as of the close of
                           business on the last day of a Fiscal Period exceed
                           (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (or, with respect to the initial Fiscal Period of the Fund, as of the close of business on the Closing Date).

Performance Allocation     With respect to each Fiscal Period for each Holder,
Layer                      each separate amount of Capital Contribution (i.e.
                           layers) available for investment by the Fund with respect to such Holder at the beginning of the relevant measuring period (i.e. the beginning of the Fiscal Period or the date of any additional Capital
                           Contributions, in the case of existing Holders, or the date of admission in the case of a new Holder), adjusted as necessary to take into account withdrawals, exclusions and distributions. Net
                           Profits and Net Losses shall be allocated to each Performance Allocation Layer for purposes of computing the Performance Allocation with respect thereto.

Person Any of the following: individuals, corporations, partnerships, trusts, foundations, plans, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

Positive Basis             Shall have the meaning set forth in Section 8.10(c).

Positive Basis Holder      Shall have the meaning set forth in Section 8.10(c).

Preliminary Amount         Shall have the meaning set forth in Section 8.4(a).

Principal Underwriter      Shall have the meaning set forth in Section (2)(a)
                           (29) of the 1940 Act.

RSMC Rodney Square Management Corporation, a Delaware corporation.

CAPITALIZED TERM           REFERS TO THE FOLLOWING DEFINITIONS

Securities                 Securities (including, without limitation, equities,
                           debt obligations, options, and other "securities" as that term is defined in Section 2(a)(36) of the 1940
                           Act) and any contracts for forward or future delivery of any security, debt obligation or currency, or commodity, all types of derivative instruments and financial instruments and any contracts based on any index or group of securities, debt obligations or currencies, or commodities, and any options thereon.

Series Refers to each separate series of the Fund as provided in Section 3806(b)(2) of the Delaware Act, and as established and designated under or in accordance with the provisions of Article III hereof.

Special Advisory Account   A capital account established and maintained on
                           behalf of each of the Special Advisory Holders pursuant to Section 8.3 hereof solely for the purpose of receiving the Incentive Allocations.

Special Advisory Holder    The Investment Adviser and the Sub-Adviser in their
                           capacities as the investment adviser and sub-adviser, respectively, to the Fund.

Sub-Adviser                Any Person furnishing services to the Fund pursuant
                           to any contract described in Section 6.1(b) hereof.
                           As of the date of this Agreement, the Fund and RSMC have designated Guidance to serve as the Sub-Adviser to the Fund pursuant to a Sub-Advisory Agreement.

Sub-Advisory Agreement     A separate written agreement entered into by the Fund
                           pursuant to which a Sub-Adviser provides investment advisory services to the Fund.

Tentative Incentive        Shall have the meaning set forth in Section 10.4(e).
Allocation

Transfer The assignment, transfer, sale, encumbrance, pledge or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest.

Trustees Refers to the persons who have signed this Agreement, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

Underlying Funds           Investment funds into which the Fund will allocate
                           its assets for investment.

Valuation Date             The date as of which the Fund values an Interest for
                           purposes of determining the price at which the Interest is to be purchased by the Fund pursuant to an offer made by the Fund in accordance with Section
                           10.4 hereof.

                                   ARTICLE II

                               PURPOSE OF THE FUND

                  The purpose of the Fund is to conduct, operate and carry on the business of a closed-end management investment company registered under the 1940 Act through one or more Series investing primarily in Securities and to carry on such other business as the Trustees may from time to time determine pursuant to authority under this Agreement.

                  In pursuit of the foregoing purpose, the Fund may purchase, sell (including short sales), invest and trade in Securities, on margin or otherwise, both directly and indirectly, through the purchase of limited partnerships, limited liability companies and other interests in any Underlying Funds, to engage in any financial or derivative transactions relating thereto or otherwise and to exercise such rights and powers as permitted by a statutory trust under the Delaware Act. The officers of the Fund may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions as may in the opinion of the Board of Trustees be necessary or advisable to carry out the purpose of the Fund.

                                  ARTICLE III

                                    INTERESTS

         Section 3.1. Interests. The beneficial interest in the Fund shall be divided into Interests, all with no par value per share. The Trustees shall have the authority from time to time, without obtaining approval of Holders, to create one or more Series of Interests in addition to the Series specifically established and designated in Section 3.3, and to divide the shares of any Series into two or more Classes pursuant to Section 3.2, all as they deem necessary or desirable, to establish and designate such Series and Classes, and to fix and determine the relative rights and preferences as between the different Series of Interests or Classes as to right of redemption and the price, terms and manner of redemption, liabilities and expenses to be borne by any Series or Class, special and relative rights as to allocations, dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion on liquidation, conversion rights, and conditions under which the several Series or Classes shall have individual voting rights or no voting rights. Except as established by the Trustees with respect to such Series or Classes, pursuant to the provisions of this Article III, and except as otherwise provided herein, all Interests of the different Series and Classes of a Series, if any, shall be identical.

                  (a) The number of authorized Interests and the number of Interests of each Series and each Class of a Series that may be issued is unlimited, and the Trustees may issue Interests of any Series or Class of any Series for such consideration and on such terms as they may determine (or for no consideration), or may reduce the number of issued Interests of a Series or Class in proportion to the relative net asset value of the Interests of such Series or Class, all without action or approval of the Holders. All Interests when so issued on the terms determined by the Trustees shall be fully paid and non-assessable. The Trustees may classify or reclassify any unissued Interests or any Interests previously issued and reacquired of any Series into one or more Series or Classes of Series that may be established and designated from time to time.

                  (b) The establishment and designation of any Series or any Class of any Series in addition to that established and designated in
Section 3.3 shall be effective upon either (i) the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series or such Class of such Series, whether directly in such instrument or by reference to, or approval of, another document that sets forth such relative rights and preferences of the Series or any Class of any Series including, without limitation, any registration statement of the Fund, (ii) upon the execution of an instrument in writing by an officer of the Fund pursuant to the vote of a majority of the Trustees, or (iii) as otherwise provided in either such instrument. At any time that there are no Interests outstanding of any particular Series or Class previously established and designated, the Trustees may by an instrument executed by a majority of their number or by a duly authorized officer of the Fund pursuant to a vote of a majority of the Trustees abolish that Series or Class and the establishment and designation thereof. Each instrument referred to in this paragraph shall be an amendment to this Agreement, and the Trustees may make any such amendment without holder approval.

                  (c) Any Trustee, officer or other agent of the Fund, and any organization in which any such person is interested may acquire, own, hold and dispose of Interests of any Series or Class of any Series of the Fund, to the same extent as if such person were not a Trustee, officer or other agent of the Fund; and the Fund may issue and sell or cause to be issued and sold and may purchase Interests of any Series or Class of any Series from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Interests of such Series or Class generally.

         Section 3.2. Classes.

                  (a) Generally. The Trustees shall have the exclusive authority from time to time, without obtaining approval of Holders, to divide the Interests of any Series into two or more Classes as they deem necessary or desirable, and to establish and designate such Classes. In such event, each Class of a Series shall represent interests in the designated Series of the Fund and have such voting, allocation, dividend, liquidation and other rights as may be established and designated by the Trustees. Expenses and liabilities related directly or indirectly to the Interests of a Class of a Series may be borne solely by such Class (as shall be determined by the Trustees) and, as provided in this Article III. The bearing of expenses and liabilities solely by a Class of Interests of a Series shall be appropriately reflected (in the manner determined by the Trustees) in the net asset value, dividend and liquidation rights of the Interests of such Class of a Series. The division of the Interests of a Series into Classes and the terms and conditions pursuant to which the Interests of the Classes of a Series will be issued must be made in compliance with the 1940 Act. No division of Interests of a Series into Classes shall result in the creation of a Class of Interests having a preference as to dividends or distributions or a preference in the event of any liquidation, termination or winding up of the Fund, to the extent such a preference is prohibited by Section 18 of the 1940 Act as to the Fund. The fact that a Series shall have initially been established and designated without any specific establishment or designation of Classes (i.e., that all Interests of such Series are initially of a single Class), or that a Series shall have more than one established and designated Class, shall not limit the authority of the Trustees to establish and designate separate Classes, or one or more additional Classes, of said Series without approval of the Holders of the initial Class thereof, or previously established and designated Class or Classes thereof.

                  (b) Class Differences. The relative rights and preferences of the Classes of any Series may differ in such other respects as the Trustees may determine to be appropriate in their sole discretion, provided that such differences are set forth in the instrument establishing and designating such Classes and executed by a majority of the Trustees (or by an instrument executed by an officer of the Fund pursuant to a vote of a majority of the Trustees). The relative rights and preferences of each Class of Interests shall be the same in all respects except that, and unless and until the Board of Trustees shall determine otherwise: (i) when a vote of Holders is required under this Agreement or when a meeting of Holders is called by the Board of Trustees, the Interests of a Class shall vote exclusively on matters that affect that Class only; (ii) the expenses and liabilities related to a Class shall be borne solely by such Class (as determined and allocated to such Class by the Trustees from time to time in a manner consistent with Sections 3.2 and 3.3 hereof); and
(iii) the Interests of each Class shall have such other rights and preferences as are set forth from time to time in the then effective prospectus and/or statement of additional information relating to the Interests. Dividends and distributions on each Class of Interests may differ from the dividends and distributions on any other such Class, and the net asset value of each Class of Interests may differ from the net asset value of any other such Class.

         Section 3.3. Designation of Series. Without limiting the authority of the Trustees set forth in Sections 3.1 and 3.2 hereof to establish and designate any further Series or Classes of Series, the Trustees hereby establish one Series of Interests having the same name as the Fund, and said Interests shall be divided into one Class. In addition to the rights and preferences described in Sections 3.1 and 3.2 hereof with respect to Series and Classes, the Series and Classes established hereby shall have the relative rights and preferences described in this Section 3.3. The Interests of any Series or Class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some Series or Classes at the time of establishing and designating the same) have the following relative rights and preferences:

                  (a)      Assets Belonging to Series or Class.

                           (i)      All consideration received by the Fund for
the issuance or sale of Interests of a particular segregated Series, if so designated, or any Class thereof, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series (and may be allocated to any Classes thereof) for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Fund. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that Series as provided in the following sentence, are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series (collectively "GENERAL ITEMS"), the Trustees shall allocate such General Items to and among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series (and be allocable to any Classes thereof). Each such allocation by the Trustees shall be conclusive and binding upon the Holders of all Series (and any Classes thereof) for all purposes. No Holder or former Holder of any Series or Class shall have a claim on or any right to any assets allocated or belonging to any other Series or Class.

                           (ii)     The Fund is a series trust pursuant to
Sections 3804(a) and 3806(b) of the Delaware Act, and each Series shall be a separate series of the Fund within the meaning of Section 3806(b)(2) of the Delaware Act. As such, separate and distinct records shall be maintained for each Series and the assets of the Fund associated with each Series shall be held and accounted for separately from the other assets of the Fund or any other Series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Series shall be enforceable against the assets of such Series only, and not against the assets of the Fund generally or the assets of any other Series nor shall the assets of any Series be charged with the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to another Series, or, except as otherwise provided herein, the Fund generally.

                  (b) Liabilities Belonging to Series. The liabilities, expenses, costs, charges and reserves attributable to each Series shall be charged and allocated to the assets belonging to each particular Series. Any general liabilities, expenses, costs, charges and reserves of the Fund which are not identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to each Series are herein referred to as "liabilities belonging to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes.

                  (c) Liabilities Belonging to a Class. If a Series is divided into more than one Class, the liabilities, expenses, costs, charges and reserves attributable to a Class shall be charged and allocated to the Class to which such liabilities, expenses, costs, charges or reserves are attributable. Any general liabilities, expenses, costs, charges or reserves belonging to the Series which are not identifiable as belonging to any particular Class shall be allocated and charged by the Trustees to and among any one or more of the Classes established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to each Class are herein referred to as "liabilities belonging to" that Class. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Classes for all purposes.

                  (d) Distributions. Distributions on Interests of a particular Series or Class may be paid to the Holders of Interests of that Series or Class, with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, from such of the income, capital gains accrued or realized, and capital and surplus, from the assets belonging to that Series, or in the case of a Class, belonging to such Series and being allocable to such Class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to such Series or Class. Distributions on Interests of a particular Series or Class shall be distributed pro rata to the Holders of such Series or Class in proportion to their respective Percentage Interests in such Series or Class held by such Holders at the date and time of record established for the payment of such distributions. Such distributions may be made in cash as determined by the Trustees.

                  (e) Liquidation. In the event of the liquidation or dissolution of the Fund or any Series or Class thereof, the Holders of each Series and all Classes of each Series that have been established and designated and are being liquidated and dissolved shall be entitled to receive, as a Series or Class, when and as declared by the Trustees, the excess of the assets belonging to that Series or, in the case of a Class, belonging to that Series and allocable to that Class, over the liabilities belonging to that Series or Class. Upon the liquidation or dissolution of the Fund or any Series or Class pursuant to Article XI, the assets so distributable to the Holders of any particular Class and Series shall be distributed in accordance with Section 11.2 hereof. The liquidation of the Fund or any particular Series or Class thereof may be authorized at any time by vote of a majority of the Trustees or instrument executed by a majority of their number then in office, provided the Trustees find that it is in the best interest of the Holders of such Series or Class or as otherwise provided in this Agreement or the instrument establishing such Series or Class. The Trustees shall provide written notice to affected holders of a termination effected in accordance with Article XI.

                  (f) Transfer. All Interests of each particular Series or Class shall be subject to limitations on transferability as provided in Article X hereof.

                  (g) Equality. Except as provided herein or in the instrument designating and establishing any Series or Class, all Interests of a particular Series or Class shall represent an equal proportionate interest in the assets belonging to that Series, or in the case of a Class, belonging to that Series and allocable to that Class, (subject to the liabilities belonging to that Series or that Class), and each Interest of any particular Series or Class shall be equal to each other Interest of that Series or Class; but the provisions of this sentence shall not restrict any distinctions permissible under this Article III that may exist with respect to Interests of the different Classes of a Series. The Trustees may from time to time divide or combine the Interests of any particular Class or Series into a greater or lesser number of Interests of that Class or Series provided that such division or combination does not change the proportionate beneficial interest in the assets belonging to that Series or allocable to that Class or in any way affect the rights of Interests of any other Class or Series.

         Section 3.4. Ownership of Interests. The ownership of Interests shall be recorded on the books of the Fund or of a transfer or similar agent for the Fund, which books shall be maintained separately for the Interests of each Class and Series that has been established and designated. No certification certifying the ownership of Interest need be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of certificates representing Interests in the Fund, the use of facsimile signatures, the transfer of Interests and similar matters. The record books of the Fund as kept by the Fund or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Holders and as to the number of Interests of each Class and Series held from time to time by each such Holder.

         Section 3.5. Investments in the Fund. The Fund may offer Interests for purchase by investors in such manner and at such times as may be determined by the Board of Trustees, and as may be disclosed in this Agreement, the By-Laws or the Fund's prospectus and statement of additional information. All subscriptions for Interests are subject to the receipt by the Fund or its custodian of cleared funds that have satisfied all applicable anti-money laundering protocols, as applicable from time to time, on or before the acceptance date for such subscriptions in the full amount of the subscription. The Board of Trustees may, in its sole discretion, delegate to the Investment Adviser the authority to waive any subscription holding period subject to the satisfaction of the requirements of the immediately preceding sentence. The Board of Trustees may, in its sole discretion, reject any subscription for an Interest. The Board of Trustees may, in its sole discretion, suspend the offering of the Interests at any time. Each investment shall be credited to the Holder's Capital Account as provided in Section 8.3 hereof.

         Section 3.6. Status of Interests and Limitation of Personal Liability. Interests shall be deemed to be personal property giving only the rights provided in this Agreement, the By-Laws of the Fund and the resolutions of the Board of Trustees. Every Holder by virtue of having become a Holder shall be held to have expressly assented and agreed to the terms thereof. The death of a Holder during the existence of the Fund shall not operate to terminate the Fund, nor entitle the representative of any deceased Holder to an accounting or to take any action in court or elsewhere against the Fund or the Trustees, but shall entitle such representative only to the rights of said deceased Holder under this Agreement. Ownership of Interests shall not entitle a Holder to any title in or to the whole or any part of the Fund Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Interests constitute the Holders as partners or joint venturers except as specifically provided for pursuant to Article III herein or by resolution of the Board of Trustees. Neither the Fund nor the Trustees, nor any officer, employee or agent of the Fund shall have any power to bind personally any Holder, or to call upon any Holder for the payment of any sum of money or assessment whatsoever other than such as the Holder may at any time agree to pay.

         Section 3.7. Actions Affecting Series. Subject to the right of Holders, if any, to vote pursuant to Section 7.1, the Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Holders of any Series to fix or change such preferences, voting powers, rights and privileges of any Series, as the Trustees may from time to time determine, including any change that may adversely affect a Holder; to divide or combine the Interests of any Series into a greater or lesser number; to classify into one or more Series; and to take such other action with respect to the Interests as the Trustees may deem desirable. A Series may issue any number of Interests but need not issue any Interests. At any time that there are no outstanding Interests of any particular Series previously established and designated, the Trustees may abolish that Series and the establishment or and designation thereof.

         Section 3.8. Series Established as a Partnership. Each Series of the Fund is intended to be classified as a separate partnership for federal and state income tax purposes. A Capital Account shall be established for each Holder of Interests of a Series, and shall be adjusted from time to time in accordance with Section 8.3 hereof and Net Profits and Net Losses with respect to any particular Series of the Fund shall be allocated in accordance with
Article VIII hereof.

                                   ARTICLE IV
                              THE BOARD OF TRUSTEES

         Section 4.1. Number. The number of Trustees constituting the Board of Trustees shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15).

         Section 4.2. Election and Tenure. Subject to the requirements of
Section 16(a) of the 1940 Act, the Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees and remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Fund until he or she dies, resigns, is declared bankrupt or incompetent by a court of competent jurisdiction, or is removed. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Fund or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Fund, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages or other payment on account of such removal. Any Trustee may be removed at any meeting of Holders by a vote of Holders owning in the aggregate a two-thirds percentage interest of the Fund, which percentage interest in such case shall be the ratio of the Capital Account of such Holders to the total of the Capital Accounts of all Holders of all Series of the Fund. A meeting of Holders for the purpose of electing or removing one or more Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon the demand of Holders owning a percentage interest of 10% or more of the Fund in the aggregate, which percentage interest in such case shall be the ratio of the Capital Account of such Holders to the total of the Capital Accounts of all Holders of all Series of the Fund.

         Section 4.3. Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Fund or to revoke any existing agency created pursuant to the terms of this Agreement. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in Section 4.2, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Agreement.

         Section 4.4. Trustee Compensation. The Trustees as such shall be entitled to reasonable compensation from the Fund. They may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Fund.

         Section 4.5. Indemnification and Limitation of Liability. The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Investment Adviser, Sub-Adviser or Principal Underwriter of the Fund, nor shall any Trustee be responsible for the act or omission of any other Trustee, and, subject to the provisions of the Bylaws, the Fund out of its assets may indemnify and hold harmless each and every Trustee and officer of the Fund from and against any and all claims, demands, costs, losses, expenses, and damages whatsoever arising out of or related to such Trustee's performance of his or her duties as a Trustee or officer of the Fund; provided that nothing herein contained shall indemnify, hold harmless or protect any Trustee or officer from or against any liability to the Fund or any Holder to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Fund or the Trustees or any of them in connection with the Fund shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

         Section 4.6. Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers hereunder shall be binding upon everyone interested in or dealing with the Fund. A Trustee shall be liable to the Fund and to any Holder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Agreement, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

         Section 4.7. Liability of Third Persons Dealing with Trustees. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Fund or upon its order.

         Section 4.8. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Fund assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Fund.

                                   ARTICLE V

                              POWER OF THE TRUSTEES

         Section 5.1. Management of the Fund. The Trustees shall have exclusive and absolute control over the Fund Property and over the business of the Fund to the extent as if the Trustees were the sole owners of the Fund Property and business in their own right, but with such powers of delegations as may be permitted by this Agreement. The Trustees shall have power to conduct the business of the Fund and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possession of the United Sates of America, and in any and all foreign jurisdictions and to do all such other things and execute any and all such instruments that they may consider desirable, necessary or appropriate in order to promote the interests of the Fund although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Fund made by the Trustees in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Trustees and unless otherwise specified herein or required by the 1940 Act or other applicable law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office or a majority of any duly constituted committee of Trustees. The enumeration of any specific power in this Agreement shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court or other authority.

         Section 5.2. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Trustees, or any committee thereof, may be taken without a meeting, without notice and without a vote, if all members of the Board of Trustees or committee (as the case may be) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Trustees, or committee, except as otherwise provided in the 1940 Act.

         Section 5.3. Powers of the Trustees. Without limiting the provisions of
Section 5.1, the Fund shall have power and authority:

                  (a) To operate as, and to carry on the business of, an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

                  (b) To invest and reinvest cash and cash items, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of all types of Securities, futures contracts and options thereon, and forward currency contracts of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other Securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality or organization, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such Securities, futures contracts and options thereon, and forward currency contracts, to change the investments of the assets of the Fund; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

                  (c) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Fund or any Series;

                  (d) To vote or give assent, or exercise any rights of ownership, with respect to stock or other Securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to Securities or property as the Trustees shall deem proper;

                  (e) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of Securities, including the right to sell Securities;

                  (f) To hold any security or property in a form not indicating that it is Fund Property, whether in bearer, book entry, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a Securities depository, subject in each case to the applicable provisions of the 1940 Act;

                  (g) To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any Security which is held in the Fund; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any Security held in the Fund;

                  (h) To join with other Security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

                  (i) To litigate, compromise, arbitrate, settle or otherwise adjust claims in favor of or against the Fund or a Series, or any matter in controversy, including but not limited to claims for taxes;

                  (j) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

                  (k) To borrow funds or other property in the name of the Fund or Series exclusively for Fund or Series purposes;

                  (l) To endorse or guarantee the payment of any notes or other obligations of any Person exclusively for Fund or Series purposes; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof exclusively for Fund or Series purposes;

                  (m) Subject to Sections 4.5 through 4.8, to purchase and pay for entirely out of Fund Property such insurance as the Trustees may deem necessary, desirable or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Fund or payment of distributions and principal on its Series investments, and insurance policies insuring the Holders, Trustees, officers, employees, agents, Investment Adviser, Sub-Adviser, Principal Underwriters, or independent contractors of the Fund, individually against all claims and liabilities of every nature arising by reason of holding Interests, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Sub-Adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence;

                  (n) Subject to the provisions of Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Fund to a particular Series or to apportion the same between or among two or more Series, provided that any liabilities or expenses incurred by a particular Series shall be payable solely out of the assets of that Series;

                  (o) To adopt, establish and carry out pension, profit-sharing, bonus, purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Fund;

                  (p) To adopt, amend and repeal By-Laws not inconsistent with this Agreement providing for the regulation and management of the affairs of the Fund;

                  (q) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

                  (r) To appoint from their own and establish and terminate one or more committees consisting of two or more Trustees who may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine and to adopt a committee charter providing for such responsibilities;

                  (s) To employ one or more custodians of the assets of the Fund and may authorize such custodians to employ sub-custodians and to deposit all or any part of such assets in a system or systems for the central handling of Securities or with a Federal Reserve Bank,

                  (t) To retain a transfer agent or administrator, or both, and may authorized such transfer agents or administrators to employ sub-transfer agents or sub-administrators, as the case may be, to provide for transfer agent, recordkeeping and administrative services on behalf of the Fund;

                  (u) To provide for the issuance and distribution of Interests by the Fund directly or through one or more Principal Underwriters or otherwise;

                  (v) To set record dates for the determination of Holders with respect to various matters; declare and pay distributions to Holders of each Series from the assets of such Series;

                  (w) To establish from time to time separate and distinct Series with separately defined investment objectives and policies and distinct investment purpose in accordance with Article III hereof;

                  (x) To interpret the investment policies, practices or limitations of any Series;

                  (y) To establish, from time to time, investment and redemption restrictions (including, without limitation, establishing minimum investment and withdrawal amounts) for Holders in the Fund or in one or more Series;

                  (z) To delegate such authority as they consider desirable to any officer of the Fund, to any committee of the Trustees and to any agent or employee of the Fund or to any such custodian, transfer or servicing agents, Investment Adviser, Sub-Adviser or Principal Underwriter.

                  (aa) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power set forth herein, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising from the businesses, purposes, objects or powers set forth above.

                  The Fund shall not be limited to investing in obligations maturing before the possible termination of the Fund or one or more of its Series. The Fund shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Fund shall not be required to obtain any court order to deal with any assets of the Fund or take any other action hereunder.

         Section 5.4. Payment of Expenses by the Fund. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Fund or Series, or partly out of the principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Series, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Fund or Series, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, Investment Adviser, Sub-Adviser, Principal Underwriter, auditors, counsel, custodian, transfer agent, servicing agents, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

         Section 5.5. Ownership of Assets of the Fund. Title to all of the assets of the Fund shall at all times be considered as vested in the Fund, except that the Trustees shall have power to cause legal title to any Fund Property to be held by or in the name of one or more of the Trustees, or in the name of the Fund, or in the name of any other Person as nominee, on such terms as the Trustees may determine. Upon the resignation, incompetency, bankruptcy, removal, or death of a Trustee he or she shall automatically cease to have any such title in any of the Fund Property, and the title of such Trustee in the Fund Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. The Trustees may determine that the Fund or the Trustees, acting for and on behalf of the Fund, shall be deemed to hold beneficial ownership of any income earned on the Securities owned by the Fund, whether domestic or foreign.

         Section 5.6. Issuance and Repurchase of Interests. The Trustees shall have the power to issue, sell, transfer, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, or other wise deal in Interests and, subject to applicable law and the provisions set forth in Section 3.3 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Interests any funds or property of the Fund, or any assets belonging to the particular Series, with respect to which such Interests are issued.

         Section 5.7. Power of Board of Trustees to Change Provisions Relating to Interests. Notwithstanding any other provision of this Agreement to the contrary, and without limiting the power of the Board of Trustees to amend the Agreement, the Board of Trustees shall have the power to amend this Agreement, at any time and from time to time, in such manner as the Board of Trustees may determine in their sole discretion, without the need for action by any Holder, so as to add to, delete, replace or otherwise modify any provisions relating to the Interests contained in this Agreement, provided that before adopting any such amendment without approval of the Holders, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Holders or that approval of the Holders is not required by the 1940 Act or other applicable law. If Interests have been issued, approval of the Holders shall be required to adopt any amendments to this Agreement which would adversely affect to a material degree the rights and preferences of the Interests of any Series.

                                   ARTICLE VI

                                SERVICE CONTRACTS

         Section 6.1. Investment Adviser and Sub-Adviser.

                  (a) Investment Adviser. The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Fund or for any Series with any Person; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Investment Adviser to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Fund shall be held uninvested and to make changes in the Trust's investments, and such other responsibilities as may specifically be delegated to such Person.

                  (b) Sub-Adviser. The Trustees may authorize the Investment Adviser to employ, from time to time, one or more Sub-Advisers to perform such of the acts and services of the Investment Adviser, and upon such terms and conditions, as may be agreed among the Trustees, the Investment Adviser and Sub-Adviser. Any reference in this Agreement to the Investment Adviser shall be deemed to include such Sub-Advisers, unless the context otherwise requires.

                  (c) Compensation. The Investment Adviser and Sub-Adviser (if any) shall be entitled to receive such fees for services provided to the Fund as may be agreed to be the Investment Adviser and Sub-Adviser (if any) and the Fund pursuant to the Investment Advisory Agreement and Sub-Advisory Agreement (if any) or other applicable agreement relating to such services.

                  (d) Special Advisory Holders. Upon execution of the Investment Advisory Agreement and Sub-Advisory Agreement, the Persons serving as Investment Adviser and Sub-Adviser to the Fund shall be admitted to the Fund as Special Advisory Holders, subject to approval in accordance with the requirements of the 1940 Act. The Interest in the Fund of the Special Advisory Holders shall be non-voting and shall have no participation in the Net Profit or Net Loss of the Fund other than as a result of the Incentive Allocation. If at any time the Investment Advisory Agreement between the Fund and the person then serving as Investment Adviser terminates or the Sub-Advisory Agreement between the Fund and the person serving as a Sub-Adviser terminates, the Board of Trustees shall admit as a substitute Special Advisory Holder, such persons as may be retained by the Fund to provide investment advisory services pursuant to an Investment Advisory Agreement or Sub-Advisory Agreement, as the case may be, subject to the due approval of such Investment Advisory Agreement or Sub-Advisory Agreement with such persons in accordance with the requirements of the 1940 Act. Special Advisory Holders may, but shall not be required, to make any contribution of capital to the Fund.

         Section 6.2. Principal Underwriter. The Trustees may also, at any time and from time to time, contract with any Persons, appointing such Persons exclusive or nonexclusive distributor or Principal Underwriter for the Interests of one or more of the Series or other Securities to be issued by the Fund. Every such contract may contain such other terms as the Trustees may determine.

         Section 6.3. Other Service Contracts. The Trustees are also empowered, at any time and from time to time, to contract with any Persons, appointing such Person(s) to serve as custodian(s), transfer agent and/or Holder servicing agent for the Fund or one or more of its Series. Every such contract shall comply with such terms as may be required by the Trustees. The Trustees are further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Fund or one or more of the Series, as the Trustees determine to be in the best interests of the Fund and the applicable Series.

         Section 6.4. Validity of Contracts. The fact that:

                  (a) any of the Holders, Trustees, or officers of the Fund is a Holder, director, officer, partner, trustee, employee, manager, adviser, Principal Underwriter, distributor, or affiliate or agent of or for any Person with which an advisory, management or administration contract, or Principal

Underwriter's or distributor's contract, or transfer, Holder servicing or other type of service contract may be made, or

                  (b) any Person with which an advisory, management or administration contract or Principal Underwriter's or distributor's contract, or transfer, Holder servicing or other type of service contract may be made also has an advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or transfer, Holder servicing or other service contract, or has other business or interests with any other Person, shall not affect the validity of any such contract or disqualify any Holder, Trustee or officer of the Fund from voting upon or executing the same, or create any liability or accountability to the Fund or its Holders, provided approval of each such contract is made pursuant to the applicable requirements of the 1940 Act.

                                  ARTICLE VII

                       HOLDERS' VOTING POWERS AND MEETINGS

         Section 7.1. Voting Powers. Subject to the provisions of Section 3.7, the Holders shall have right to vote only (i) for removal of Trustees as provided in Section 4.2 hereof, and (ii) with respect to such additional matters relating to the Fund as may be required by the applicable provisions of the 1940 Act, including Section 16(a) thereof, (iii) with respect to matters specified in
Section 11.3, and (iv) on such other matters as the Trustees may consider necessary or desirable. Each Holder shall be entitled to a proportionate vote as provided in Section 3.7 hereof. There shall be no cumulative voting in the election of Trustees. Interests may be voted in person or by proxy. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

         Section 7.2. Voting Power and Meetings. Meetings of the Holders may be called by the Trustees for the purposes described in Section 7.1. A meeting of Holders may be held at any place designated by the Trustees. Written notice of any meeting of Holders shall be given or caused to be given by the Trustees by delivering personally or mailing such notice at least seven (7) days before such meeting, postage prepaid, stating the time and place of the meeting, to each Holder at the Holder's address as it appears on the records of the Fund. Whenever notice of a meeting is required to be given to a Holder under this Agreement, a written waiver thereof, executed before or after the meeting by such Holder or his or her attorney thereunto authorized and filed with the records of the meeting, or actual attendance at the meeting of Holders in person or by proxy, shall be deemed equivalent to such notice.

         Section 7.3. Quorum and Required Vote. Except when a larger quorum is required by the applicable provisions of the 1940 Act, a quorum at a meeting shall consist of Holders of forty percent (40%) of the percentage interests of Holders entitled to vote on a matter. Any meeting of Holders may be adjourned from time to time by a vote of a Holders of a majority of the percentage interests cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. Subject to the provisions of Section 3.7 and the applicable provisions of the 1940 Act, when a quorum is present at any meeting, a vote of a majority of the percentage interests of Holders representing the quorum shall decide any questions except only a plurality vote shall be necessary to elect Trustees.

         Section 7.4. Action by Written Consent. Any action taken by Holders may be taken without a meeting, without notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Interests in the Fund (or a Series, as the case may be) were entitled to vote thereon were present and voted. Such consent shall be treated for all purposes as a vote taken at a meeting of Holders.

         Section 7.5. Record Dates. For the purpose of determining the Holders who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may fix a time, which shall be not more than ninety (90) days before the date of any meeting of Holders, as the record date for determining the Holders having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Holders of record on such record date shall have such right, notwithstanding any transfer of Interests on the books of the Fund after the record date. For the purpose of determining the Holders who are entitled to receive payment of any distribution, the Trustees may fix a date, which shall be before the date for the payment of such distribution, as the record date for determining the Holders having the right to receive such distribution. Nothing in this section shall be construed as precluding the Trustees from setting different record dates for different Series.

                                  ARTICLE VIII

                  CAPITAL ACCOUNTS, ALLOCATIONS AND TAX MATTERS

         Section 8.1. Contributions to Capital

                  (a) The minimum initial contribution of each Holder to the capital of the Fund shall be such amount as the Board of Trustees, in its discretion, may determine from time to time, but in no event shall be less than $100,000. A Holder may make subsequent capital contributions to the Fund in amounts of at least $25,000 (subject to waiver by the Board of Trustees). The amount of the initial contribution and any subsequent contributions of each Holder shall be recorded on the books and records of the Fund upon acceptance as a contribution to the capital of the Fund. The Trustees shall not be entitled to make contributions of capital to the Fund as Trustees of the Fund, but may make contributions to the capital of the Fund as Holders. The Investment Adviser and Sub-Adviser, if any, may make contributions to the capital of the Fund as Holders.

                  (b) Holders may make additional contributions to the capital of the Fund effective as of such times as the Board of Trustees, in its discretion, may permit, subject to Section 3.5 hereof, but no Holder shall be obligated to make any additional contribution to the capital of the Fund except to the extent provided in Section 8.9(c) hereof. The minimum initial capital contribution of a Holder to the capital of the Fund shall be such amount as the Board of Trustees, in its sole discretion, may determine from time to time.

                  (c) Initial and any additional contributions to the capital of the Fund by any Holder shall be payable in cash or payable in readily available funds at the date of the proposed acceptance of the contribution.

         Section 8.2. Rights of Holders to Capital. No Holder shall be entitled to interest on any contribution to the capital of the Fund, nor shall any Holder be entitled to the return of any capital of the Fund except (i) upon the repurchase by the Fund of a part or all of such Holder's Interest pursuant to
Section 10.4 hereof, (ii) pursuant to the provisions of Section 8.9(c) hereof or
(iii) upon the liquidation of the Fund's assets pursuant to Section 11.1 hereof. No Holder shall be liable for the return of any such amounts. No Holder shall have the right to require partition of the Fund's property or to compel any sale or appraisal of the Fund's assets.

         Section 8.3. Capital Accounts

                  (a) The Fund shall maintain a separate Capital Account for each Holder.

                  (b) Each Holder's Capital Account shall have an initial balance equal to the amount of cash constituting such Holder's initial contribution to the capital of the Fund.

                  (c) Each Holder's Capital Account shall be increased by the sum of (i) the amount of cash constituting additional contributions by such Holder to the capital of the Fund permitted pursuant to Section 8.1 hereof, plus
(ii) all amounts credited to such Holder's Capital Account pursuant to Sections
8.4 through 8.10 hereof.

                  (d) Each Holder's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Interest, or portion thereof, of such Holder or distributions to such Holder pursuant to Sections 8.11, 8.12,
10.4 or 11.2 hereof which are not reinvested (net of any liabilities secured by any asset distributed that such Holder is deemed to assume or take subject to under Section 752 of the Code), plus (ii) any amounts debited against such Capital Account pursuant to Sections 8.4 through 8.10 hereof.

                  (e) The Fund shall maintain Special Advisory Accounts for the Investment Adviser and Sub-Adviser, if any, in their capacities as Special Advisory Holders solely for purposes of receiving the Incentive Allocation pursuant to Section 8.5 hereof. Each Special Advisory Account shall have an initial balance of zero.

         Section 8.4. Allocation of Net Profit and Net Loss. Except as otherwise provided in Sections 8.6 through 8.10 and subject to Section 8.5, as of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period, shall be allocated among and credited to or debited against the Capital Accounts of the Holders in accordance with their respective Capital Account balances for such Fiscal Period.

                  (a) Net Profit shall be allocated on a preliminary basis to the Capital Accounts of each Holder in proportion to their respective Capital Account balances for such Fiscal Period (the amount allocated to a particular Partner is hereinafter referred to as the "PRELIMINARY AMOUNT").

                  (b) The aggregate of the Preliminary Amounts initially allocated to the Capital Account of a particular Holder for each Fiscal Period in a Fiscal Year shall be finally allocated to the Capital Account of that Holder at the end of such Fiscal Year (or at the time of a Holder's withdrawal if such Holder's Withdrawal Date is a date other than the last day of a Fiscal
Year) as follows:

                           (i)      an amount equal to that Holder's Loss
Carryforward (but in no event more than the aggregate of such Holder's Preliminary Amounts) shall be allocated to it;

                           (ii)     an amount of Net Profits such that such
Holder's Capital Account shall have grown at an annualized rate of return equal to the rolling twelve-month geometric average of the three-month U.S. Treasury Bill rate as published monthly by Federal Reserve (the "HURDLE RATE"); and

                           (iii)    subject to the Incentive Allocation
allocated to the Special Advisory Accounts pursuant to Section 8.5, the remaining portion of the Preliminary Amount, if any, shall be finally allocated to such Holder's Capital Account.

                  (c) In the event that a Holder makes a Capital Contribution after the beginning of a Fiscal Year or redeems all or a portion of its Capital Account on a date that is other than the end of the Fiscal Year, the Hurdle Rate shall be pro rated with respect to the amount contributed to or withdrawn from the Fund.

                  (d) Net Loss, if any, for an Accounting Period shall be allocated to the Holders in proportion to their respective Capital Account balances as of the last day of that Fiscal Period, as adjusted for purchases and repurchases occurring during the Fiscal Period.

                  (e) In the event that the Fund has both a Net Loss for at least one Fiscal Period and a Net Profit for at least one Fiscal Period during the same Fiscal Year, then the Fund shall make further equitable adjustments to the Capital Accounts of some or all of the Holders as of the last day of the Fiscal Year, in such proportions and amounts as the Fund shall determine, in order to assure, to the extent practicable, that no Holder receives a benefit or suffers a detriment as a result of multiple Fiscal Periods during a single Fiscal Year.

         Section 8.5. Incentive Allocation

                  (a) If in any Fiscal Year, Net Profits are allocated to a particular Holder's Capital Account, there shall be reallocated to the Special Advisory Accounts as of the end of such Fiscal Year an aggregate amount equal to 10% of the Net Profits (the "INCENTIVE ALLOCATION"); provided, however, that (i) no Incentive Allocation will be made until the Net Profits for the year exceed such Holder's Loss Carryforward amount (i.e., when calculating the amount of the Incentive Allocation for a particular Holder, the Loss Carryforward amount will first be applied against the Net Profits allocated to such Holder to determine whether there will be an Incentive Allocation) and (ii) the annualized rate of return of such Holder's Capital Account exceeds the Hurdle Rate.

                  (b) The "LOSS CARRYFORWARD" amount for a particular Holder will be the sum of all prior Net Losses allocated to the Holder that have not been subsequently offset by Net Profits allocated to the Holder; provided, however, that the Loss Carryforward amount will be reduced proportionately to reflect any withdrawals of capital by a Holder (i.e., repurchase of Interests by the Fund from such Holder pursuant to Section 3.6).

                  (c) The Special Advisory Holders shall be required to withdraw 100% of the Incentive Allocation (computed on the basis of unaudited data) within 60 days of the date on which such Incentive Allocation was credited to the Special Advisory Account. Within 30 days after the completion of the audit of the books of the Fund for the year in which allocations to the Special Advisory Accounts are made, the Fund shall allocate to the Special Advisory Accounts any additional amount of Incentive Allocation determined to be owed to the Special Advisory Holders based on the audit, and the Special Advisory Holders shall contribute to the Fund any excess amount of Incentive Allocation determined to be owed to the Fund.

                  (d) In the event there is more than one Special Advisory Holder, the Incentive Allocation allocable to the Special Advisory Accounts shall be allocated to such accounts on pro rata basis unless the Special Advisory Holders agree otherwise, subject to approval of the Holders as and if required under the Investment Company Act.

For purposes of this Section 8.5, "Net Profits" and "Net Losses" allocated to a Holder shall include items allocated pursuant to Sections 8.4, 8.5, 8.6, 8.8,
8.9 and 8.10 hereof.

         Section 8.6. Allocation of Ongoing Offering Costs. Except for the first twelve months of the Fund's operation, following the effectiveness of its registration on Form N-2 with the U.S. Securities Exchange Commission (the "SEC"), as of the last day of each Fiscal Period, any ongoing offering costs required by applicable accounting principles to be charged to capital that are paid or accrued during the Fiscal Period, shall be allocated among and credited to or debited against the Capital

Accounts of the Holders in accordance with their respective Capital Account balances for such Fiscal Period. For the first twelve months of he Fund's operations following the effectiveness of its registration on Form N-2 with the SEC, with respect to offering costs incurred by the Fund during such period, the Board of Trustees, in its sole discretion, may elect to amortize such offering costs over such twelve month period.

         Section 8.7. Allocation of Organizational Expenses. Organizational Expenses will be written off for financial statement purposes on the first day on which the Fund undertakes operations. Initial and Ongoing Offering Expenses are governed by Section 8.5.

         Section 8.8. Allocation of Certain Expenditures. Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Fund, to the extent determined by the Board of Trustees to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Holders, shall be charged to only those Holders on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be debited from the Capital Accounts of such Holders as of the close of the Fiscal Period during which any such items were paid or accrued by the Fund.

         Section 8.9. Reserves

                  (a) Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Holders for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Investment Adviser or the Board of Trustees, such reserves to be in the amounts that the Board of Trustees, in its sole discretion, deems necessary or appropriate. The Board of Trustees may increase or reduce any such reserves from time to time by such amounts as the Board of Trustees, in its sole discretion, deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Holders at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Holders, the amount of such reserve, increase, or decrease shall instead be charged or credited to those parties who were Holders at the time, as determined by the Board of Trustees, in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.

                  (b) If at any time an amount is paid or received by the Fund (other than contributions to the capital of the Fund, distributions or repurchases of Interests or portions thereof) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all Holders at the time of payment or receipt and such amount was not accrued or reserved for, but would nevertheless, in accordance with the Fund's accounting practices, be treated as applicable to one or more prior Fiscal Periods, then such amount shall be proportionately charged or credited, as appropriate, to those parties who were Holders during such prior Fiscal Period or Periods.

                  (c) If any amount is required by paragraph (a) or (b) of this Section 8.9 to be charged or credited to a party who is no longer a Holder, such amount shall be paid by or to such party, as the case may be, in cash, with interest from the date on which the Board of Trustees determines that such charge or credit is required. In the case of a charge, the former Holder shall be obligated to pay the amount of the charge, plus interest as provided above, to the Fund on demand; provided, however, that (i) in no event shall a former Holder be obligated to make a payment exceeding the amount of such Holder's Capital Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years since the date on which such party ceased to be a Holder. To the extent that a former Holder fails to pay to the Fund, in full, any amount required to be charged to such former Holder pursuant to paragraph (a) or (b) of this Section 8.9, whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Capital Accounts of the Holders at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Holders.

         Section 8.10. Tax Allocations

                  (a) For each Fiscal Year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Holders in such manner as to reflect equitably amounts credited or debited to each Holder's Capital Account for the current and prior Fiscal Years (or relevant portions thereof). Allocations under this Section 8.10 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and Treasury Regulation Sections 1.704-1(b)(2)(iv)(f) and (g), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Sections of the Code and Treasury Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Holders such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

                  (b) If the Fund realizes capital gains (including short-term capital gains) for Federal income tax purposes ("gains") for any Fiscal Year during or as of the end of which the Interests of one or more Positive Basis Holders are repurchased by the Fund in whole or in part pursuant to Article III, unless otherwise determined by the Board of Trustees, in its sole discretion, shall allocate, such gains shall be allocated as follows: (i) to allocate such gains among such Positive Basis Holders, pro rata in proportion to the respective Positive Basis of each such Positive Basis Holder, until either the full amount of such gains shall have been so allocated or the Positive Basis of each such Positive Basis Holder shall have been eliminated and
(ii) to allocate any gains not so allocated to Positive Basis Holders to the other Holders in such manner as shall equitably reflect the amounts allocated to such Holders' Capital Accounts pursuant to Sections 8.4 and 8.5.

                  (c) As used herein, (i) the term "POSITIVE BASIS" shall mean, with respect to any Holder and as of any time of calculation, the amount by which its Interest as of such time exceeds its "adjusted tax basis," for Federal income tax purposes, in its Interest as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Interest, including by reason of death, and without regard to such Holder's share of the liabilities of the Fund under
Section 752 of the Code), and (ii) the term "POSITIVE BASIS HOLDER" shall mean any Holder whose Interest is repurchased by the Fund and who has Positive Basis as of the effective date of the repurchase, but such Holder shall cease to be a Positive Basis Holder at such time as it shall have received allocations pursuant to clause of the second paragraph of this Section 8.10 equal to its Positive Basis as of the effective date of such repurchase.

                  (d) Notwithstanding anything to the contrary in the foregoing, if the Fund realizes gains in any Fiscal Year with respect to which the Special Advisory Holders are entitled to an Incentive Allocation under
Section 8.5 hereof, the Board of Trustees (at the request of the Special Advisory Holders) may specially allocate such gains to the Special Advisory Holders in an amount by which the Incentive Allocation exceeds the Special Advisory Holders' "adjusted tax basis" (determined without regard to any allocation to be made pursuant to this paragraph) in its interest in the Fund as of the time it withdraws such Incentive Allocation. The Special Advisory Holders' "adjusted tax basis," for these purposes, shall be increased by any amount of the Incentive Allocation withdrawal that it elects to contribute as a Holder to the Fund as of the date of the withdrawal of the Incentive Allocation.

         Section 8.11. Distributions. The Board of Trustees, in its sole discretion, may authorize the Fund to make distributions in cash or in kind at any time to all of the Holders on a pro rata basis in accordance with the Holders' Capital Account balances.

         Section 8.12. Withholding

                  (a) The Board of Trustees may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes from any distribution or deemed distribution to any Holder to the extent required by the Code or any other applicable law.

                  (b) For purposes of this Agreement, any taxes so withheld by the Fund with respect to any amount distributed by the Fund to any Holder shall be deemed to be a distribution or payment to such Holder, reducing the amount otherwise distributable to such Holder pursuant to this Agreement and reducing the Capital Account of such Holder. If the amount of such taxes is greater than any such distributable amounts, then such Holder and any successor to such Holder's Interest shall pay to the Fund as a contribution to the capital of the Fund, upon demand of the Board of Trustees, the amount of such excess.

                  (c) The Board of Trustees shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Holder that may be eligible for such reduction or exemption. To the extent that a Holder claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Holder shall furnish the Board of Trustees with such information and forms as such Holder may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Holder represents and warrants that any such information and forms furnished by such Holder shall be true and accurate and agrees to indemnify the Fund and each of the Holders from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

         Section 8.13. Tax Matters Partner

                  (a) A Trustee who is a Holder shall be designated on the Fund's annual Federal information tax return, and have full powers and responsibilities, as the Tax Matters Partner of the Fund for purposes of Section 6231(a)(7) of the Code. In the event that no Trustee is a Holder, then any other Holder shall be designated as the Tax Matters Partner by the Board of Trustees. Should any Holder be designated as the Tax Matters Partner for the Fund pursuant to Section 6231(a)(7) of the Code, it shall, and each Holder hereby does, to the fullest extent permitted by law, delegate to an officer selected by the Board of Trustees all of its rights, powers and authority to act as such Tax Matters Partner and hereby constitutes and appoints such duly selected officer as its true and lawful attorney-in-fact, with power to act in its name and on its behalf, including the power to act through such agents or attorneys as it shall elect or appoint, to receive notices, to make, execute and deliver, swear to, acknowledge and file any and all reports, responses and notices, and to do any and all things required or advisable, in the officer's judgment, to be done by such a Tax Matters Partner. Any Holder designated as the Tax Matters Partner for the Fund under Section 6231(a)(7) of the Code and any officer discharging this responsibility under the power of attorney described above shall be indemnified and held harmless by the Fund from any and all liabilities and obligations that arise from or by reason of such designation.

                  (b) Each person (for purposes of this Section 8.13, called a "PASS-THRU HOLDER") that holds or controls an interest as a Holder on behalf of, or for the benefit of, another person or persons, or which Pass-Thru Holder is beneficially owned (directly or indirectly) by another person or persons, shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Fund holding such interests through such Pass-Thru Holder. In the event the Fund shall be the subject of an income tax audit by any Federal, state or local authority, to the extent the Fund is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for and its decision shall be final and binding upon, the Fund and each Holder thereof. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Fund.

         Section 8.14. Section 754 Election. In the event of a distribution of Fund property to a Holder or an assignment or other transfer (including by reason of death) of all or part of the interest of a Holder in the Fund, at the request of a Holder, the Board of Trustees, in its discretion, may cause the Fund to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Fund property as provided by Sections 734 and 743 of the Code.

         Section 8.15. Filing of Returns. The Board of Trustees or its designated agent shall prepare and file, or cause the accountants of the Fund to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Fund.

                                   ARTICLE IX
                   ACCOUNTING, VALUATION AND BOOKS AND RECORDS

         Section 9.1. Accounting and Reports

                  (a) The Fund shall adopt for tax accounting purposes any accounting method that the Board of Trustees shall decide in its sole discretion is in the best interests of the Fund. The Fund's accounts shall be maintained in U.S. currency.

                  (b) After the end of each taxable year, the Fund shall furnish to each Holder such information regarding the operation of the Fund and such Holder's Interest as is necessary for Holders to complete Federal, state and local income tax or information returns and any other tax information required by Federal, state or local law.

                  (c) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 9.1(c) is being made, the Fund shall furnish to each Holder a semi-annual report and an annual report containing the information required by the 1940 Act. The Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted auditing standards. The Fund may furnish to each Holder such other periodic reports as it deems necessary or appropriate in its discretion.

         Section 9.2. Determinations by the Board of Trustees

                  (a) All matters concerning the determination and allocation among the Holders of the amounts to be determined and allocated pursuant to Article VII hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board of Trustees unless specifically and expressly otherwise provided for by the provisions of this Agreement or required by law, and such determinations and allocations shall be final and binding on all the Holders.

                  (b) The Board of Trustees may make such adjustments to the computation of Net Profit or Net Loss, the allocation of Net Profit or Net Loss with respect to any Holder, or any components comprising any of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Fund and the intended allocation thereof among the Holders.

         Section 9.3. Valuation of Assets

                  (a) Except as may be required by the 1940 Act, the Board of Trustees shall value or have valued any Securities or other assets and liabilities of the Fund as of the close of business on the last day of each Fiscal Period in accordance with such valuation policies and procedures as shall be established from time to time by the Board of Trustees and that conform to the requirements of U.S. generally accepted accounting principles. In determining the value of the assets of the Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data or any similar intangible assets of the Fund not normally reflected in the Fund's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

                  (b) The value of Securities and other assets of the Fund and the net worth of the Fund as a whole determined pursuant to this Section 9.3 shall be conclusive and binding on all of the Holders and all parties claiming through or under them.

                                   ARTICLE X
               REDEMPTIONS, REPURCHASES AND TRANSFERS OF INTERESTS

         Section 10.1. Termination of Status of the Investment Adviser, etc. The status of the Investment Adviser or the Sub-Adviser, if any, as the Special Advisory Holders, shall terminate if the Investment Advisory Agreement with the Investment Adviser or applicable agreement of the Sub-Adviser, if any, terminates and the Fund does not enter into a new Investment Advisory Agreement with the Investment Adviser or new agreement with the Sub-Adviser, as the case may be, effective as of the date of such termination.

         Section 10.2. Transfer of Interests of Holders

                  (a) An Interest of a Holder may be Transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, dissolution or incompetency of such Holder or (ii) with the prior written consent of the Fund (which may be withheld in its sole discretion); provided, however, that the Fund may not consent to any Transfer other than a Transfer (w) in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferor (e.g., certain Transfers to affiliates, gifts and contributions to family partnerships), (x) to members of the Holder's immediate family (parents, brothers, sisters, spouse and children), (y) as a distribution from a qualified retirement plan or an individual retirement account, or (z) a Transfer to which the Fund may consent pursuant to the following sentence. The Fund may consent to other Transfers under such other circumstances and conditions as it, in its sole discretion, deems appropriate. In no event, however, will any transferee or assignee be admitted as a Holder without the prior consent of the Fund, which may be withheld in its sole discretion. Any Transfer not made in accordance with this Section 10.2 shall be void.

                  (b) The Fund may not consent to a Transfer of an Interest or a portion thereof of a Holder or Special Advisory Holder unless: (i) the person to whom the Interest is transferred (or each of the person's beneficial owners if such a person is a "private investment company" as defined in paragraph (d)(3) of Rule 205-3 under the Advisers Act) is a person whom the Fund believes meets the requirements of a "qualified client" as provided under paragraph (d)(1) of Rule 205-3 under the Advisers Act or any successor rule thereto; and (ii) the entire Interest of the Holder is transferred to a single transferee or, after the Transfer of a portion of an Interest, the balance of the Capital Account of each of the transferee and transferor is not less than $75,000. Any transferee that acquires an Interest by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution or adjudication of incompetence of a Holder or otherwise, shall be entitled to the allocations and distributions allocable to the Interest so acquired and to transfer such Interest in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Holder unless and until such transferee becomes a substituted Holder. If a Holder transfers an Interest with the approval of the Fund, the Fund shall promptly take all necessary actions so that the transferee to which such Interest is transferred is admitted to the Fund as a Holder. Each Holder effecting a Transfer and its transferee agree to pay all expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with such Transfer.

                  (c) Each Holder shall indemnify and hold harmless the Fund, the Trustees, the Investment Adviser, the Sub-Adviser (if any) and each other Holder and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Holder in violation of this Section 10.2 and (ii) any misrepresentation by such Holder in connection with any such Transfer.

         Section 10.3. Transfer of Interests of Special Advisory Holder. No Special Advisory Holder may transfer all or any part of its Interest as a Special Advisory Holder, provided, however, that the Investment Adviser may transfer its Interest as a Special Advisory Holder to an Affiliate or a Sub-Adviser and a Sub-Adviser may transfer its Interest as a Special Advisory Holder to any Affiliate. Any such Transfer shall be subject to approval by the Board of Trustees.

         Section 10.4. Repurchase of Interests.

                  (a) Except as otherwise provided in this Agreement, no member or other person holding an Interest or portion thereof shall have the right to withdraw or tender to the Fund for repurchase that Interest or portion thereof. The Board of Trustees from time to time, in its sole discretion and on such terms and conditions as it may determine, may cause the Fund to repurchase Interests or portions thereof pursuant to written tenders. However, the Fund shall not offer to repurchase Interests on more than two occasions during any one Fiscal Year (generally on March 31 and September 30, with the first such tender occurring on March 31, 2005), unless it has received an opinion of Fund legal counsel to the effect that such more frequent offers would not cause any adverse tax consequences to the Fund or the Holders.

                  (b) All initial investments in the Fund may not be withdrawn (whether or not there is an intervening tender) until after the first anniversary of such initial investment, except as the Board shall determine in its sole discretion. If the Board exercises its discretion to allow a withdrawal before such one year period has expired, the Holder so withdrawing may only withdraw pursuant to a tender and the Holder will be charged a fee equal to 1% of the amount so withdrawn which will be withheld by the Fund from the proceeds payable to the Holder and which the Fund shall pay as a fee to the Investment Adviser and Sub-Adviser, on a pro rata basis.

                  (c) In determining whether to cause the Fund to repurchase Interests or portions thereof pursuant to written tenders, the Board of Trustees shall consider the recommendation of the Investment Adviser and Sub-Adviser, and shall also consider the following factors, among others:

                           (i)      whether any Holders have requested to tender
Interests or portions thereof to the Fund;

                           (ii)     the liquidity of the Fund's assets;

                           (iii)    the investment plans and working capital
requirements of the Fund;

                           (iv)     the relative economies of scale with respect
to the size of the Fund;

                           (v)      the history of the Fund in repurchasing
Interests or portions thereof;

                           (vi)     the economic condition of the Securities
markets; and

                           (vii)    the anticipated tax consequences to the Fund
or its Holders of any proposed repurchases of Interests or portions thereof.

                  (d) The Board of Trustees shall cause the Fund to repurchase Interests or portions thereof pursuant to written tenders only on terms determined by the Board of Trustees to be fair to the Fund and to all Holders (including persons holding Interests acquired from Holders), as applicable.

                  (e) A Holder who tenders for repurchase only a portion of the Holder's Interest will be required to maintain a Capital Account balance equal to the greater of (i) $75,000 net of the amount of the Incentive Allocation, if any, that is to be debited from the Capital Account of the Holder as of the Valuation Date or that would be debited if such date were a day on which the Incentive Allocation was made (the "TENTATIVE INCENTIVE ALLOCATION"); or (ii) the amount of the Tentative Incentive Allocation, if any. If a Holder tenders a portion of an Interest that would cause the Holder's Capital Account balance to fall below this required minimum, the Fund reserves the right to reduce the portion of the Interest to be purchased from the Holder so that the required minimum balance is maintained. If a repurchase offer is oversubscribed by Holders, the Fund shall repurchase only a pro rata portion of the Interests tendered by each Holder. If such pro rata purchase of tendered Interests will result in one or more tendering Holders having a Capital Account Balance of less than $75,000 (net of the Tentative Incentive Allocation), the Board, may, in its discretion, increase the size of the tender offer to repurchase such Interests of such tendering Holders whose Capital Account balance would fall below such minimum.

                  (f) The Investment Adviser and Sub-Adviser may tender any Interest or a portion thereof that it holds as a Holder under Section 10.4(a) hereof.

                  (g) The Investment Adviser and Sub-Adviser may withdraw any Incentive Allocation credited to their Special Advisory Accounts at any time following the date on which the Incentive Allocation is made.

                  (h) The Board of Trustees may cause the Fund to repurchase an Interest or portion thereof of a Holder or any person acquiring an Interest or portion thereof from or through a Holder in the event that the Board of Trustees determines or has reason to believe that:

                           (i)      such an Interest or portion thereof has been
transferred in violation of Section 10.2 hereof, or such an Interest or portion thereof has vested in any person by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution or adjudication of incompetence of a Holder;

                           (ii)     ownership of such an Interest by a Holder or
other person will cause the Fund to be in violation of, or subject the Fund to additional registration or regulation under, the securities laws of the United States or any other relevant jurisdiction;

                           (iii)    continued ownership of the Interest by an
Investor may cause the Fund to be treated as a "publicly traded partnership" taxable as a corporation under the Internal Revenue Code;

                           (iv)     any of the representations and warranties
made by a Holder in connection with the acquisition of an Interest or portion thereof was not true when made or has ceased to be true; or

                           (v)      an Interest was purchased using funds
derived from, or intended for money laundering or any activity which facilitates money laundering or the funding of terrorist or criminal activities.

                  (i) Repurchases of Interests or portions thereof by the Fund shall be payable promptly after the expiration date of such repurchase in accordance with the terms of the Fund's repurchase offer. Payment of the purchase price for an entire Interest shall consist of: (i) cash in an aggregate amount equal to at least 95% of the estimated unaudited net asset value of the Interests tendered, determined as of the Valuation Date (the "INITIAL PAYMENT"); and, if determined to be appropriate by the Board of Trustees, (ii) a promissory note that is not transferable, entitling the Holder thereof to a contingent payment equal to the excess, if any, of (x) the net asset value of the Interests (or portion thereof) tendered as of the Valuation Date, taking into account any adjustments to net asset value identified as a result of the audit for the Fund for the Fiscal Year in which such repurchase was effective, over (y) the Initial Payment (the "FINAL PAYMENT"). Notwithstanding anything in the foregoing to the contrary, the Board of Trustees, in its discretion, may pay any portion of the repurchase price in marketable Securities (or any combination of marketable Securities and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased. Any promissory note given to satisfy the Initial Payment shall be due and payable in cash promptly after completion of the annual audit of the Fund's financial statements (the "FINAL PAYMENT DATE") and shall not bear interest unless the Board of Trustees determines otherwise, in its sole discretion. The Board has the discretion, if it deems it to be in the best interests of the Fund or a tendering Holder, to estimate the amount of the Final Payment and (i) pay such estimated amount prior to the Final Payment Date or (ii) deposit such estimated amount in an interest bearing escrow account with payment of such amount to the tendering Holder on or before the Final Payment Date.

                  (j) A Holder may at any time submit to the Fund a written request that the Fund repurchase the entire Interest of such Holder, as contemplated by Section 11.1(a)(ii) hereof. Any such request shall be sent to the Fund by registered or certified mail, return receipt requested, and shall be deemed valid only if the Holder has received a letter from the Fund acknowledging its receipt of the request. The Fund shall send such letter to the Holder promptly upon its receipt of the Holder's request.

                  (k) The Fund may suspend or postpone any repurchase offer by the vote of a majority of the Board, including a majority of the Independent Trustees, including but not limited to:

                           (i)      any period during which an emergency exists
as a result of which it is not reasonably practicable for the Fund to dispose of Securities it owns or determine the value of the Fund's Net Assets;

                           (ii)     for any other periods that the Securities
and Exchange Act of 1934 permits by order for the protection of Holders; or

                           (iii)    other unusual circumstances as the Board of
Trustees deems advisable or in the best interest of the Fund and its Holders.

                                   ARTICLE XI

                             TERMINATION AND MERGER

         Section 11.1. Termination of Fund or Series.

                  (a) Unless terminated as provided herein, the Fund shall continue without limitation of time. The Fund may be terminated:

                           (i)      at any time by the Board of Trustees upon
sixty (60) days prior written notice to the Holders;

                           (ii)     upon the expiration of any two-year period
that commences on the date on which any Holder has submitted, in accordance with the procedures specified in Section 10.4(a) hereof, a written notice to the Fund requesting the repurchase of its entire Interest by the Fund, and such Interest has not been repurchased by the Fund; or

                           (iii)    as required by operation of law.

                  (b) Any Series may be terminated at any time upon the occurrence of any of the events described in Section 11.1(a) hereof, provided, however upon termination of a Series a written notice shall only be provided to the Holders of such terminated Series.

         Section 11.2. Liquidation of Assets

                  (a)      Upon the dissolution of the Fund as provided in
Section 11.1 hereof, the Board of Trustees shall promptly appoint the Board of Trustees or the Investment Adviser as the liquidator and the Board of Trustees or the Investment Adviser shall liquidate the business and administrative affairs of the Fund, except that if the Board of Trustees does not appoint the Board of Trustees or the Investment Adviser as the liquidator or the Board of Trustees or the Investment Adviser is unable to perform this function, a liquidator elected by Holders holding a majority of the total number of votes eligible to be cast by all Holders shall promptly liquidate the business and administrative affairs of the Fund. Net Profit and Net Loss during the period of liquidation shall be allocated pursuant to Sections 8.4 and 8.5 hereof. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board of Trustees or liquidator shall deem appropriate in its sole discretion as applicable) shall be distributed in the following manner:

                           (i)      the debts of the Fund, other than debts,
liabilities or obligations to Holders, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Fund's assets to the Holders has been completed, shall first be paid on a pro rata basis;

                           (ii)     such debts, liabilities or obligations as
are owing to the Holders shall next be paid in their order of seniority and on a pro rata basis;

                           (iii)    the Special Advisory Holders shall next be
paid any balance in their respective Special Advisory Accounts after giving effect to the Incentive Allocation, if any, to be made pursuant to Section 8.5 hereof; and

                           (iv)     the Holders shall next be paid on a pro rata
basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such

Holders' Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 11.2(a).

                  (b) In the event of a dissolution and liquidation of a Series or Class thereof, the assets of the liquidated Series or Class shall be distributed in the same manner as set forth in Section 11.2(a)(i) through (iv), except that the term "Fund" shall be replaced by "Series" or "Class," as the case may be, wherever the term "Fund" appears.

                  (c) Anything in this Section 11.2 to the contrary notwithstanding, upon dissolution of the Fund, the Board of Trustees, the Investment Adviser or other liquidator may distribute ratably in kind any assets of the Fund; provided, however, that if any in-kind distribution is to be made
(i) the assets distributed in kind shall be valued pursuant to Section 9.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 11.2(a) above, and (ii) any profit or loss attributable to property distributed in kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution.

         Section 11.3. Merger and Consolidation. The Trustees may cause (i) the Fund or one or more of its Series to the extent consistent with applicable law to be merged into or consolidated with another Fund, Series or Person, (ii) the Interests of the Fund or any Series to be converted into beneficial interests in another business trust (or Series thereof), (iii) the Interests to be exchanged for assets or property under or pursuant to any state or federal statute to the extent permitted by law or (iv) a sale of assets of the Fund or one or more of its Series. Such merger or consolidation, Interest conversion, Interest exchange or sale of assets must be authorized by vote as provided in Article VII herein; provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, Interest exchange, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Fund may be transferred and to provide for the conversion of Interests of the Fund or any Series into beneficial interests in such separate business trust or trusts (or Series thereof).

                                  ARTICLE XII

                                  MISCELLANEOUS

         Section 12.1. Amendments. The Trustees may amend this Agreement by making an amendment to this Agreement hereto, an agreement supplemental hereto, or by amending and restating the trust instrument. Any such amendment having been approved by a majority of the Trustees then holding office shall become effective unless otherwise provided by such Trustees upon execution by a duly authorized officer of the Fund. The Certificate of Trust of the Fund may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

         Section 12.2. Filing of Copies. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Fund where it may be inspected by any Holder. Anyone dealing with the Fund may rely on a certificate by an officer of the Fund as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Fund hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Fund to be a copy of this instrument or of any such restatements and/or amendments.

         Section 12.3. References and Headings. In this instrument and in any such restatements and/or amendment, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.

         Section 12.4. Applicable Law. This Agreement is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the Delaware Act. The Fund shall be a Delaware statutory trust pursuant to such act, and without limiting the provisions hereof, the Fund may exercise all powers which are ordinarily exercised by such a business trust.

         Section 12.5. Provisions in Conflict with Law or Regulations.

                  (a) The provisions of the Agreement are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, Subchapter K or related provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Agreement; provided, however, that such determination shall not affect any of the remaining provisions of the Agreement or render invalid or improper any action taken or omitted prior to such determination.

                  (b) If any provision of the Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Agreement in any jurisdiction.

         Section 12.6. Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the Act, and thereby to create only the relationship of trustee and beneficial owners within the meaning of such Act between the Trustees and each Holder, except that, each Series is intended to be classified as a partnership for federal and state income tax purposes, it is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, joint venture, or any form of legal relationship other than a business trust pursuant to such Act, and nothing in this Agreement shall be construed to make the Holders, either by themselves or with the Trustees, partners or members of a joint stock association.

         Section 12.7. Counterparts. This instrument may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed a single document.

         IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Agreement and Agreement as of the date first written above.

                                                   /s/ Eric Brucker
                                                   _____________________________
                                                   Eric Brucker

                                                   /s/ Robert J. Christian
                                                   _____________________________
                                                   Robert J. Christian

                                                   /s/ Nicholas A. Giordano
                                                   _____________________________
                                                   Nicholas A. Giordano

                                                   /s/ Mark A. Sargent
                                                   _____________________________
                                                   Mark A. Sargent